IRELAND
STAPLETON
1675 Broadway, Suite 2600
Denver, Colorado  80202

                                                 December 27, 1999





Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., we have reviewed the material relative to Colorado Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Colorado Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Sincerely,

                                        Ireland, Stapleton, Pryor & Pascoe, P.C.




                                         By:    /s/ William E. Tanis
                                                --------------------
                                                William E. Tanis
                                                Vice President

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